UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2010
AMSCAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21827	13-3911462

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

80 Grasslands Road,
Elmsford, New York	10523

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 345-2020
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     The response to Item 7.01 is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
     Amscan Holdings, Inc. (the “Company”) is hereby furnishing a corporate presentation (the “ Presentation”) that the Company intends to provide to financial analysts, investors and other third parties from time to time as part of its investor relations activities, commencing on March 1, 2010. A copy of the Presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Presentation includes selected financial information derived from the Company’s unaudited consolidated financial statements for the year ended December 31, 2009 and such information does not present all information necessary for an understanding of the Company’s financial performance. In addition, the completion of the audit of our consolidated financial statements for the year ended December 31, 2009 could result in changes to the financial results contained herein and in the Presentation and such changes could be material.
     The Presentation also includes the non-GAAP measure Adjusted EBITDA, or our earnings before interest expense, income taxes, depreciation and amortization, and other adjustments for certain non-cash and non-recurring charges or credits, as provided for in our current senior secured credit facilities. The Company considers Adjusted EBITDA to be a key indicator of operating performance as it and similar measures are instrumental in the determination of compliance with certain financial covenants in the Company’s senior secured credit facilities. The Company also believes that EBITDA is useful to investors in evaluating the value of companies in general, and in evaluating the liquidity of companies with debt service obligations and their ability to service their indebtedness.
     EBITDA and Adjusted EBITDA are not defined terms under generally accepted accounting principles (“GAAP”) and should not be considered alternatives to operating income or net income as a measure of operating results or cash flows as a measure of liquidity. EBITDA and Adjusted EBITDA have important limitations as analytical tools and investors should not consider them in isolation or as substitutes for analysis of results as reported under GAAP. For example, EBITDA: (i) does not reflect cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) does not reflect changes in, or cash requirements for, working capital needs; (iii) does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt; (iv) excludes tax payments that represent a reduction in available cash; and (v) does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.
     A reconciliation of net income to Adjusted EBITDA for the years ended December 31, 2009 and 2008 follows:

	2009	2008
	(in thousands)
Net income	$59,741	$40,510
Interest expense, net	41,481	50,916
Income taxes	36,485	24,188
Depreciation and amortization	44,651	47,278

EBITDA	182,358	162,892

Asset impairment		17,376
Equity based compensation expense	876	4,546
Restructuring charges	4,270
Non-recurring charges	1,174
Management fees	1,248	1,248
Other	582	(33)

Bank Adjustments (1)	8,150	23,137

Adjusted EBITDA	$190,508	$186,029

(1)	Based on the methodology included in the Company’s current senior secured credit facilities.

     The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS
          This Current Report on Form 8-K and the exhibit hereto and the statements of representatives of the Company related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, the Company’s results of operations in the future, may differ significantly from those set forth in the forward-looking statements. Forward-looking statements involve risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to update any forward-looking statements, except as provided for by law.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1       Company Presentation as of March 1, 2010

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSCAN HOLDINGS, INC. (Registrant)
By:	/s/ Michael A. Correale
	Name:	Michael A. Correale
	Title:	Chief Financial Officer

Date: March 1, 2010